Exhibit 32.1

CERTIFICATION OF

PRINCIPAL EXECUTIVE OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF

THE SARBANES-OXLEY ACT OF 2002

In connection with this Amendment No. 1 to Quarterly Report of CANNABICS PHARMACEUTICALS INC. (the “Company”) on Form 10-Q for the quarter ending February 28, 2015, as filed with the U.S. Securities and Exchange Commission on the date hereof (the “Report”), I, Itamar Borochov, Chief Executive Officer (Principal Executive Officer) of the Company, certify to the best of my knowledge, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

1.	Such Quarterly Report on Form 10-Q for the quarter ending February 28, 2015, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in such Quarterly Report on Form 10-Q for the quarter ending February 28, 2015, fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: July 15, 2015	By:	/s/ Itamar Borochov
Itamar Borochov
Chief Executive Officer (Principal Executive Officer) CANNABICS PHARMACEUTICALS INC.